SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0968385
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York 14203

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Fixed Rate Cumulative Perpetual Preferred Stock, Series A	New York Stock Exchange
Fixed Rate Cumulative Perpetual Preferred Stock, Series C	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182348

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities To Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Preferred Shares” in the Prospectus Supplement, dated August 17, 2012, filed by M&T Bank Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on August 21, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the Registration Statement on Form S-3 (No. 333-182348) filed with the Commission on June 26, 2012. Such information is incorporated herein by reference and made a part of this registration statement.

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation of M&T Bank Corporation dated November 18, 2010 (incorporated by reference to Exhibit 3.1 to the Form 8-K dated November 19, 2010).

3.2	Certificate of Amendment to Certificate of Incorporation with respect to Perpetual 6.875% Non-Cumulative Preferred Stock, Series D, dated May 26, 2011 (incorporated by reference to Exhibit 3.1 of M&T Bank Corporation’s Form 8-K dated May 26, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T Bank Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

/s/ Brian R. Yoshida Name: Brian R. Yoshida Title: Group Vice President and Deputy General Counsel

Date: August 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of M&T Bank Corporation dated November 18, 2010 (incorporated by reference to Exhibit 3.1 to the Form 8-K dated November 19, 2010).

3.2	Certificate of Amendment to Certificate of Incorporation with respect to Perpetual 6.875% Non-Cumulative Preferred Stock, Series D, dated May 26, 2011 (incorporated by reference to Exhibit 3.1 of M&T Bank Corporation’s Form 8-K dated May 26, 2011).